UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2012

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer

Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

KVH Industries, Inc. (the Company or KVH) today announced that it has received a $35.6 million contract from the Office of the Program Manager-Saudi Arabian National Guard for approximately $22 million in equipment and $13 million in services to modernize its military vehicles. KVH will be the prime contractor for this Foreign Military Sale (FMS), supplying TACNAV® TLS and TACNAV Light navigation systems and managing the installation, integration, and training services as well as the construction of a retrofit facility. Deliveries of the TACNAV systems are expected to begin as soon as the third quarter of 2012 and continue into 2013. Installation, integration, and training services will be provided over the period from early 2013 to the second half of 2014.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	June 7, 2012 press release entitled “KVH Receives Record $35.6 Million Order for Tactical Navigation Systems & Services” (furnished pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: June 7, 2012	BY:	/S/ PATRICK J. SPRATT
Patrick J. Spratt Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	June 7, 2012 press release entitled “KVH Receives Record $35.6 Million Order for Tactical Navigation Systems & Services” (furnished pursuant to Item 8.01).